SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 10, 2006

Date of Report (Date of earliest event reported)

PROJECT ROMANIA INC.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

Commission File # 333-123479

(Commission File Number)

98-0418754

(IRS Employer Identification Number)

2686 Point Grey Rd., Vancouver, British Columbia, Canada V6K 1A5

(Address of principal executive offices)

(604) 736-5777

 (Issuer’s telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Miller and McCollom CPAs audited the consolidated financial statements of the registrant for the period from August 15, 2003 to August 31, 2004 and the full fiscal year ending August 31, 2005 and was engaged by the registrant as its independent accountant until August 10, 2006. On August 10, 2006, Miller and McCollom resigned as our independent accountant. The board of directors of the registrant did not participate in Miller and McCollom’s decision to resign.

Miller and McCollom’s reports in each of the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. Miller and McCollom did not issue any reports during the interim period subsequent to our last fiscal year end.

The decision to change accountants was approved by the board of directors of the registrant.

There were no disagreements with the former accountant, on any matter of accounting principal or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years or any later interim period.

On August 10, 2006, the board of directors of the registrant approved the engagement of the firm of Schumacher & Associates Inc. CPAs as the registrant’s new principal accountant for the audit of its financial statements. Schumacher & Associates Inc. CPAs were not engaged by the registrant during the two most recent fiscal years and the subsequent interim period as either principal accountant to audit our financial statements or as a consultant.

SIGNATURES

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

The following Exhibits are attached to this Form 8-K:

Exhibit 16.1

Letter from Miller and McCollom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRITTON INTERNATIONAL INC.

By: /s/ John Karlsson

------------------------------------

John Karlsson, Chief Executive Officer

Dated:  August 10, 2006